Contact: China Shenghuo Pharmaceutical Holdings, Inc Ms. Gao Qionghua, CFO Phone: +86-871-7282608 Email: qionghua_kmsh@163.com	CCG Elite Investor Relations Crocker Coulson, President Phone: +1-646-213-1915 (New York) Email: crocker.coulson@ccgir.com

For Immediate Release
China Shenghuo Reports Third Quarter 2007 Financial Results

Kunming, China - November 14, 2007 - China Shenghuo Pharmaceutical Holdings, Inc. (“China Shenghuo”) (the “Company”), which is engaged in the research, development, manufacture, and marketing of pharmaceutical, nutritional supplement and cosmetic products in the People's Republic of China (“PRC”), announced its financial results for the third quarter ended September 30, 2007.

Third Quarter 2007 Results

In the third quarter of 2007, net sales were to $4.2 million, compared to $5.1 million in the same quarter of 2006. Sales of Xuesaitong Soft Capsules, the Company’s primary product, accounted for more than 80% of total sales, unchanged from a year ago. The decline in sales resulted from the Company’s adoption of more stringent credit policies, which caused a shift in its customer base and led to a decline in sales volume.

“The tighter credit policies posed a short-term challenge for China Shenghuo, but we have since replaced these customers with larger, more established buyers, which should help to bolster sales during the typically strong fourth quarter,” said Mr. Lan Guihua, Chairman and Chief Executive Officer of China Shenghuo. “Despite the short-term topline decline, we continue to see new opportunities, such as the recent launch of our 12Ways® Herbal Skin Care products and continued development of our Wei Dinkang Soft Capsules and other new products.”

Gross profit for the second quarter was $3.2 million, compared to $3.8 million a year ago. Gross margin was 75.3%, up from 74.4% the prior year and 75.1% in the second quarter of 2007. The increased gross margin was attributed to an increase in sales prices.

Selling expenses were $1.5 million, compared with $1.2 million a year earlier, primarily because of increased advertisement and production expenses related to the launch of the Company’s new cosmetics line, as well as increased salaries for newly recruited employees in the Company’s Shenghuo Cosmetic Co. LTD subsidiary. However, selling expense declined 23.9% sequentially from $2.0 million in the second quarter of 2007, primarily because of the decline in sales. The Company continues to expect selling expenses for the full year to be in the range of 30% to 35% of sales going forward.

General and administrative expenses declined to approximately $0.3 million from $1.7 million in the third quarter of 2006, primarily because of a decline in receivables and the recovery of approximately $1.0 million of bad debt expenses.

Overall, total operating expenses during the quarter declined 35.7% from the prior year to $1.9 million. Sequentially, operating expenses were reduced 44.1% from $3.4 million in the second quarter of this year.

Net income during the quarter was $0.9 million, or $0.04 per diluted share, compared with net income of $0.3 million, or $0.02 per diluted share, in the same quarter of 2006.

Nine Month Results

For the first nine months of 2007, net sales increased 7.9% to $14.9 million from revenues of $13.8 million a year ago. Gross profit was $11.1 million, or 74.7% of sales, up 19.4% from gross profit of $9.3 million, or 67.5% of sales, in the first three quarters of 2006. Operating income declined to $3.2 million, or 21.7% of sales, from $3.6 million, or 26.0% of sales, the prior year. For the first nine months of 2007, net income increased 68.9% to $3.7 million, or $0.19 per diluted share, from $2.2 million, or $0.13 per diluted share, in the same period of 2006.

Financial Condition

As of September 30, 2007, the Company had cash and cash equivalents of $3.6 million and working capital of $9.8 million. The Company also had $5.3 million in long-term debt and had shareholders’ equity of $12.7 million.

Business Outlook

For the 2007 fiscal year, the Company has revised its guidance. It now expects full-year revenues of between $20.0 million and $22.0 million and net earnings of between $4.0 million and $5.0 million. The Company forecasts earnings per share of between $0.20 and $0.25 for the full fiscal year.

“As we look forward to the final quarter of 2007, we expect much of our top-line growth to return as we install new distribution agreements and our new cosmetics line benefits from our retail pharmacy strategy and our expanded sales network. The future of this Company appears quite positive as we prepare for 2008,” said Mr. Lan.

Recent Events

In July 2007, China Shenghuo completed testing during Phase II clinical trials for its Wei Dingkang Soft Capsules. The Company is applying to the Yunnan Provincial Development and Reform Committee and Yunnan Agriculture Bureau to begin a pilot cultivation project to produce 72 tons per year of Daemonorops margaritae palms, the key ingredient used to produce Wei Dingkang Soft capsules, on 3.35 square kilometers of land.

In September, the Company began the full-scale launch of its 12Ways Chinese herbal skin care products ("12Ways”). The 12Ways series is based on the use of traditional Chinese herbs, such as Sanchi, Tuckahoe, and Salvia miltiorrhiza. The planned full-scale launch includes 34 products in seven categories, including: a group of Sanchi-based skin moisturizers; a Salvia-based fading cream; a skin lightener; Yunnan bamboo-based acne treatment; an anti-aging cream that utilizes eucommia ulmoide; sunscreen; and dietary supplements.

In October, China Shenghuo’s showcase 12Ways Chinese Herbal Beauty Salon ("Salon") debuted in Kunming, China. The Company's first full-service Salon is located in Xiao Xi Men, one of the major commercial districts in Kunming, which attracts more than 400,000 people each day. Unlike China Shenghuo's previous salons, this centerpiece, free-standing store is the first of its salons to offer traditional Chinese medicine services. It is expected to be used as a training center in the future. All products used in the salon will be supplied by Shenghuo Cosmetics Company, a subsidiary of China Shenghuo Pharmaceutical. In addition, the professionals will instruct customers in the appropriate dietary supplements to treat any symptoms discovered during a traditional Chinese medical diagnosis.

At the end of October, the Company had opened 10 retail counters in Shanghai, Beijing, and Zhejiang Province. These retail counters offer the 34 major products in seven categories outlined above.

Conference Call

The conference call previously scheduled for 8 a.m. EST Friday to discuss the Company’s third quarter results has been canceled. The company plans to conduct regular conference calls beginning with its fourth quarter results.

About China Shenghuo Pharmaceutical Holdings, Inc.

China Shenghuo is primarily engaged in the research, development, manufacture, and marketing of pharmaceutical, nutritional supplement and cosmetic products. Almost all of our products are derived from the medicinal herb Panax notoginseng, also known as Sanqi, Sanchi or Tienchi. Panax notoginseng is a greyish-brown or greyish-yellow plant that only grows in a few geographic locations on Earth, one of which is Yunnan Province in southwest China, where the Company is located. Panax notoginseng saponins (PNS), the active ingredients in Panax notoginseng, are extracted from the plant using high-tech equipment and in accord with Good Manufacturing Practice (GMP) standards. Our main product, Xuesaitong Soft Capsules, accounted for more than 80% and 90% of sales for the years ended December 31, 2006 and 2005, respectively. Since its establishment, the Company has focused primarily on the development of products to serve three major markets-cardiovascular and cerebrovascular disease, peptic ulcer disease and health products. China Shenghuo's goal has been to focus on the development of pharmaceutical products and over the counter products based on traditional Chinese medicines designed to address these areas.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to, the Company's current reliance on a single product and on a limited number of suppliers for Sanchi, ability to develop and market new products, the fact that additional capital may be needed to adequately fund operations, the Company’s ability to properly manage its growth, the Company’s expansion into international markets, the Company’s reliance on certain key personnel, the Company’s ability to establish and maintain a strong brand, existing and increased levels of competition, continued maintenance of certificates, permits and licenses required to conduct business in China, the Company’s ability to collect accounts receivable, protection of the Company's intellectual property rights, market acceptance of the Company's existing and new products, changes in the laws of the People's Republic of China that affect the Company's operations, the Company’s planned expansion of retail sales of its cosmetic products, the effects of any product liability claims, any recurrence of severe acute respiratory syndrome or avian flu, the Company's ability to obtain all necessary government certifications and/or licenses to conduct the company's business, cost of complying with current and future governmental regulations and the impact of any changes in the regulations on the Company's operations and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The risks included here are not exhaustive. Furthermore, our forward looking statements regarding the full year are subject to fluctuation and no assurance can be given that these levels will be met. The Company undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. The Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time and we cannot predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Moreover, reported results should not be considered an indication of the Company's expected future performance.

- FINANCIAL TABLES FOLLOW -

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2007	December 31, 2006
	(unaudited)
ASSETS:
Current Assets:
Cash and cash equivalents	$3,584,937	$3,691,438
Restricted cash	119,315	474,576
Accounts receivable, less allowance for doubtful accounts of $1,784,341 at September 30, 2007 and $794,468 at December 31, 2006, respectively	12,516,957	9,907,184
Employee advances, less allowance for doubtful accounts of $1,481,881 and $1,429,426 at September 30, 2007, and December 31, 2006, respectively	6,800,429	3,130,045
Advances to suppliers	403,565	46,620
Inventory, net of reserve for obsolescence of $100,382 and $111,128 at September 30, 2007 and December 31, 2006, respectively	4,404,054	2,581,519
Receivable from related parties	75,217	76,751
Other current assets	230,860	17,454
Total Current Assets	28,135,334	19,925,587
Property, plant and equipment, net of accumulated depreciation of $3,966,246 and $3,333,305 at September 30, 2007, and December 31, 2006, respectively	7,455,094	7,554,747
Intangible assets, net of accumulated amortization of $36,058 and $22,569 at September 30, 2007 and December 31, 2006, respectively	635,131	624,426
Deferred income taxes	793,050	655,223
TOTAL ASSETS	$37,018,609	$28,759,983

Current Liabilities:
Accounts payable	$1,356,884	$764,636
Accrued expenses	2,538,819	1,966,822
Deposits	2,792,895	1,573,426
Payable to related parties	77,623	393,213
Short-term notes payable	9,299,863	12,758,426
Advances from customers	191,987	342,531
Taxes and related payables	785,610	3,057,471
Current portion of long-term debt	1,330,219	-
Total Current Liabilities	18,373,900	20,856,525
Long-Term Debt	5,320,875	-
Total Liabilities	23,694,775	20,856,525
Minority Interest in Net Assets of Subsidiaries	583,252	385,067

Stockholders' Equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 0 shares outstanding at September 30, 2007 and December 31, 2006, respectively	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized, 19,579,400 and 19,119,400 shares issued and outstanding, respectively	1,958	1,912
Additional paid-in capital	5,943,936	4,829,633
Statutory reserves	147,023	147,023
Retained earnings	5,977,603	2,318,950
Other comprehensive income, foreign currency translation	670,062	220,873
Total Stockholders' Equity	12,740,582	7,518,391
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$37,018,609	$28,759,983

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006

Sale of Products	$4,201,613	$5,142,567	$14,884,955	$13,796,773
Cost of Products Sold	1,039,578	1,314,466	3,761,754	4,478,021
Gross Profit	3,162,035	3,828,101	11,123,201	9,318,752

Operating Expenses:
Selling expense	1,545,554	1,236,817	5,179,968	2,951,964
General and administrative expense	341,372	1,692,825	2,703,843	2,724,668
Research and development expense	5,371	13,296	10,720	58,700
Total Operating Expenses	1,892,297	2,942,938	7,894,531	5,735,332

Income from Operations	1,269,738	885,163	3,228,670	3,583,420

Other Income (Expense):
Interest income	5,446	2,037	14,712	4,242
Non-operating income	384	31,360	81,388	102,508
Interest expense	(275,514)	(191,018)	(665,155)	(561,390)
Non-operating expense	-	(190)	-	(5,071)
Net Other Expense	(269,684)	(157,811)	(569,055)	(459,711)

Income Before Income Taxes	1,000,054	727,352	2,659,615	3,123,709
Benefit from (provision for) income taxes	(86,861)	(259,234)	1,223,386	(697,357)
Minority interest in income of subsidiaries	(45,552)	(152,811)	(224,348)	(260,746)
Net Income	$867,641	$315,307	$3,658,653	$2,165,606

Foreign currency translation adjustment	174,392	88,901	449,189	118,094
Comprehensive Income	$1,042,033	$404,208	$4,107,842	$2,283,700

Basic and Diluted Earnings Per Share	$0.04	$0.02	$0.19	$0.13

Weighted-Average Shares Outstanding:
Basic	19,579,400	17,170,309	19,292,953	16,545,024
Diluted	19,635,898	17,170,309	19,345,401	16,545,024

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the Nine Months Ended September 30,
	2007	2006

Cash Flows from Operating Activities:
Net income	$3,658,653	$2,165,606
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	503,559	515,307
Deferred income taxes	(109,382)	(239,262)
Minority interest in income of subsidiaries	224,348	482,584
Stock issued for services	-	1,122,912
Warrants issued for services	19,968	-

Change in current assets and liabilities:
Accounts receivable	(2,168,849)	(8,275,347)
Employee advances	(3,472,425)	(203)
Advances to suppliers	(347,767)	(35,078)
Inventory	(1,684,096)	2,220,140
Other current assets	(212,717)	42,906
Accounts payable	550,162	47,068
Accrued expenses and deposits	1,619,494	440,100
Advances from customers	(160,826)	183,863
Unearned revenue	-	(45,383)
Taxes and related payables	(2,344,511)	2,261,745
Net Cash (Used in) Operating Activities	(3,924,389)	886,958

Cash Flows from Investing Activities:
Receivable from related parties	13,198	179,357
Restricted cash	366,485	(141,514)
Capital expenditures	(96,833)	(106,287)
Acquisition of land use rights	-	(20,202)
Net Cash (Used in) Provided by Investing Activities	282,850	(88,646)

Cash Flows from Financing Activities:
Payable to related parties	(324,450)	(92,687)
Issuance of stock for cash	1,094,381	-
Proceeds from short and long-term loans	17,978,676	2,938,466
Payments on short-term loans	(15,350,496)	(2,243,120)
Purchase of minority interest	-	(260,654)
Net Cash Provided by Financing Activities	3,398,111	342,005

Effect of exchange rate changes on cash	136,927	(152,084)
Net Increase in Cash and Cash Equivalents	(106,501)	988,233
Cash and Cash Equivalents at Beginning of Period	3,691,438	1,104,043
Cash and Cash Equivalents at End of Period	$3,584,937	$2,092,276

Supplemental Information
Cash paid for interest	$606,376	$207,576

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